Filed with the Securities and Exchange Commission on October 17, 2008
File No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
METALLINE MINING COMPANY
(Exact name of Registrant as specified in charter)

Nevada	91-1766677
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1330 E. Margaret Avenue
Coeur d’Alene, ID 83815
(208) 665-2002
(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)
Merlin Bingham, Chief Executive Officer
METALLINE MINING COMPANY
1330 E. Margaret Avenue
Coeur d’Alene, ID 83815
(208) 665-2002
(Name, address, including zip code and telephone number, including area code, of agent for service)
It is requested that copies of all correspondence be sent to:
Theresa M. Mehringer, Esq.
Burns Figa & Will, P.C.
6400 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111
Telephone Number (303) 796-2626
Facsimile Number (303) 796-2777
Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		PROPOSED	PROPOSED
TITLE OF		MAXIMUM	MAXIMUM
SECURITIES TO BE	AMOUNT TO BE	OFFERING PRICE	AGGREGATE	AMOUNT OF
REGISTERED	REGISTERED (1)	PER SHARE	OFFERING PRICE	REGISTRATION FEE
Common Stock	(1)	(1)	(1)	(1)

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and is omitting this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. We will describe the specific terms and manner of offering of our shares of common stock by providing a prospectus supplement each time we offer and issue our shares. The applicable prospectus supplement will provide information about the terms of the shares offered and may add, update or change other information contained in this prospectus.
Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is listed on the American Stock Exchange under the symbol “MMG”. The last reported sales price per share of our common stock as reported by the American Stock Exchange on October 15, was $0.47.
You should carefully read this prospectus and any applicable prospectus supplement before you invest. Investing in our shares involves a high degree of risk. SEE “RISK FACTORS” BEGINNING ON PAGE 4.
The shares offered by this prospectus may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the shares offered by this prospectus, their names and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     .

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell any amount of our shares of common stock described in this prospectus from time to time and in one or more offerings. Each time we sell shares, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of the offering. Each prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any shares, you should carefully read this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared by or on behalf of us, together with the documents we have incorporated by reference in this prospectus described under the heading “Incorporation of Certain Documents by Reference.” You should also review the additional information described under the heading “Where You Can Find More Information.”
You should only rely on the information contained in or incorporated by reference into this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared by or on behalf of us is accurate only as of the date of their respective covers. Our business, financial condition, plan of operations and prospects may have subsequently changed.
METALLINE MINING COMPANY
Metalline Mining Company (the “Company”) is an exploration stage company, formed under the laws of the state of Nevada on August 20, 1993, to engage in the business of mining. The Company currently owns sixteen concessions, which are located in the municipality of Sierra Mojada, Coahuila, Mexico (the “Property”). The Company’s objective is to define sufficient mineral reserves on the Property to justify the development of a mechanized mining operation (the “Project”). The Company conducts its operations in Mexico through its wholly owned Mexican subsidiaries, Minera Metalin S.A. de C.V. (“Minera”) and Contratistas de Sierra Mojada S.A. de C.V. (“Contratistas”).
We have generated no revenue. We have used significant funds in operations, and expect this trend to continue for the foreseeable future. At October 31, 2007 there was stockholders’ equity and working capital of $14,831,855 and $9,376,324, respectively, and at July 31, 2008 there was stockholders’ equity of $10,812,287 and working capital of $4,344,959. There is no assurance that we can generate net income, increase revenues or successfully explore and exploit our properties.
Our principal offices are located at 1330 E. Margaret Avenue, Coeur d’Alene, Idaho 83815, and our telephone number is (208) 665-2002. We are a Nevada corporation.

Documents Incorporated By Reference
The SEC allows us to “incorporate by reference” the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. These documents provide a significant amount of information about us. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering.
•	Our Annual Report on Form 10-KSB for the fiscal year ended October 31, 2007 (filed January 29, 2008)

•	Our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2008, April 30, 2008, and July 31, 2008 (filed March 17, 2008, June 16, 2008, and September 11, 2008, respectively)

•	Our Current Reports on Form 8-K reporting events of (filing date in parentheses):

October 14, 2008	(October 15, 2008)
August 27, 2008	(August 27, 2008)
July 29, 2008	(July 31, 2008)
April 18, 2008	(April 18, 2008)
•	Our Registration Statement on Form 10-SB filed October 15, 1999, registering our Common Stock under the Securities Act of 1934, as amended by Form 8-A filed on November 2, 2006 and on November 8, 2006.
You may request a copy of these filings or a copy of any or all of the documents referred to above which have been or may be incorporated in this prospectus by reference, at no cost, by writing us or calling us at the following address and telephone number:
METALLINE MINING COMPANY
1330 E. Margaret Avenue
Coeur d’Alene, ID 83815
Telephone No.: (208) 665-2002
Facsimile No.: (208) 665-0041
Where You Can Find More Information
The documents described above are available electronically in the EDGAR database on the web site maintained by the SEC. You can find this information at http://www.sec.gov. You may also read and copy any materials we have filed with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.
Note of Caution Regarding Forward-Looking Statements
This prospectus includes certain statements that may be deemed to be “forward-looking statements.” All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that our management expects, believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements include discussion of such matters as:
•	The amount and nature of future capital, development and exploration expenditures;

•	The timing of exploration activities; and

•	Business strategies and development of our business plan.
Forward-looking statements also typically include words such as “anticipate”, “estimate”, “expect”, “potential”, “could” or similar words suggesting future outcomes. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, including such factors as the volatility and level of silver and zinc prices, currency exchange rate fluctuations, uncertainties in cash flow, expected acquisition benefits, exploration mining and operating risks, competition, litigation, environmental matters, the potential impact of government regulations, and other matters discussed under the caption “Risk Factors,” many of which are beyond our control. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements.
The Company is under no duty to update any of these forward-looking statements after the date of this prospectus. You should not place undue reliance on these forward-looking statements.

RISK FACTORS
Our securities are highly speculative and involve a high degree of risk, including among other items the risk factors described below.
RISKS RELATED TO OUR BUSINESS:
Exploration Stage Mining Company with No History of Operation
The Company is in its exploration stage, has very limited operating history, and is subject to all the risks inherent in a new business enterprise. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complication, and delays frequently encountered in connection with a new business, and the competitive and regulatory environment in which the Company will operate.
Due to Our History of Operating Losses, We are Uncertain That We Will Be Able to Maintain Sufficient Cash to Accomplish Our Business Objectives
During the fiscal years ended October 31, 2007 and 2006 we suffered net losses of $6,931,557 and $11,193,037, respectively. At October 31, 2007 there was stockholders’ equity of $14,831,855 and a working capital of $9,376,324, and at July 31, 2008 there was stockholders’ equity of $10,812,287 and working capital of $4,344,959. There is no assurance that we can generate net income, increase revenues or successfully explore and exploit our properties.
See the “Plan of Operation” in our Form 10KSB for a description of management’s plans in regard to this issue. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unsuccessful in implementing these plans.
No Commercially Mineable Ore Body; Resources and Reserves
No commercially mineable ore body has been delineated on the properties, nor have any reserves been identified. The Company is an exploration stage company and does not currently have any known reserves and cannot be expected to have reserves unless and until a feasibility study is completed for the Sierra Mojada concessions that show proven and probable reserves. There can be no assurance that the Company’s concessions will ever contain reserves and investors may lose their entire investment in the Company.
There are numerous uncertainties inherent in estimating quantities of mineral resources such as silver, zinc, lead, and copper, including many factors beyond our control, and no assurance can be given that the recovery of mineral resources will be realized. In general, estimates of recoverable mineral resources are based upon a number of factors and assumptions made as of the date on which the resource estimates were determined, such as geological and engineering estimates which have inherent uncertainties and the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results. All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved. For these reasons, estimates of the recoverable mineral resources, the classification of such resources based on risk of recovery, prepared by different engineers or by the same engineers at different times, may vary substantially. No estimates of commerciality or recoverable mineral resources can be made at this time, if ever.
Our Business Plan is Highly Speculative and its Success Depends on Mineral Development in the Sierra Mojada Concessions
Our business plan is focused primarily on developing and operating a mine in the Company’s Sierra Mojada concessions and to identify reserves, as described herein. Exploitation of mineralization and determining whether the mineralization might be extracted profitably is highly speculative and it may take a number of years until production is possible, during which time the economic viability of the project may change. Substantial expenditures are required to establish reserves, extract metals from ores and, in the case of new properties, to construct mining and processing facilities. We are subject to all of the risks inherent in mineral development (as described in more detail below), including identification of commercial projects, operation and revenue uncertainties, market sizes, profitability, market demand, and commodity price fluctuations. Further, the economic feasibility of any development project is based upon, among other things, estimates of the size and grade of reserves, proximity to infrastructures and other resources (such as water and power), production rates, capital and operating costs, and metals prices. Development projects are also subject to the completion of favorable feasibility studies, issuance of necessary permits and the ability to raise further capital to fund activities. There can be no assurance that we will be successful in overcoming these risks.
Risks Inherent in the Mining Industry
The Company is subject to all of the risks inherent in the mining industry including, without limitation, the following:
•	competition from a large number of companies, many of which are significantly larger than the Company, in the acquisition, exploration, and development of mining properties;

•	the Company, the concession holder, might not be able raise enough money to pay the fees, taxes and perform labor necessary to maintain the concessions in good force;

•	exploration for minerals is highly speculative and involves substantial risks, even when conducted on properties known to contain significant quantities of mineralization, and most exploration projects do not result in the discovery of commercially mineable deposits of ore;

•	the probability of an individual prospect ever having reserves that meet the requirements of Securities Act Industry Guide 7 is extremely remote, and in all probability the properties do not contain any reserves, and any funds spent on exploration will probably be lost;

•	operations are subject to a variety of existing laws and regulations relating to exploration and development, permitting procedures, safety precautions, property reclamation,

employee health and safety, air quality standards, pollution and other environmental protection controls and the Company may not be able to comply with these regulations and controls;

•	a large number of factors beyond the control of the Company, including fluctuations in metal prices, inflation, and other economic conditions, will affect the economic feasibility of mining;

•	mining activities are subject to substantial operating hazards some of which are not insurable or may not be insured due to economic considerations; and

•	the availability of water, which is essential to mining and milling operations.
THE BUSINESS OF MINERAL EXPLORATION IS SUBJECT TO MANY RISKS:
Nature of Mineral Resource Exploration and Development
Mineral resource exploration and development is very competitive and involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. As with any natural resource property, there can be no assurance that commercial deposits of mineral resources such as silver, zinc, lead and copper will be produced from our concessions. Furthermore, the marketability of any discovered resource will be affected by numerous factors beyond our control. These factors include, but are not limited to, market fluctuations of prices, proximity and capacity of water and processing equipment, equipment availability and government regulations (including, without limitation, regulations relating to prices, taxes, royalties, land tenure, allowable production, importing and exporting of mineral resources and environmental protection). The extent of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.
Fluctuating Price for Metals
The Company’s operations will be greatly influenced by the prices of commodities, including silver, zinc, lead, copper, and other metals. These prices fluctuate widely and are affected by numerous factors beyond the Company’s control, including interest rates, expectations for inflation, speculation, currency values, in particular the strength of the United States dollar, global and regional demand, political and economic conditions and production costs in major metal producing regions of the world.
Mining Concessions
The Company holds mining concessions in Mexico. The Company holds title to the concessions that it owns subject to its obligation to maintain the concessions by conducting work on the concessions, recording evidence of the work with the Mexican Ministry of Mines and paying a semi-annual fee to the Mexican government. Ownership of the concessions provides the

Company with exclusive exploration and exploitation rights of all minerals located on the concessions, but does not include the surface rights to the real property. Therefore, the Company will need to negotiate the necessary agreements, as needed, with the appropriate surface landowners if the Company determines that a mining operation is feasible for the concessions. The Company currently anticipates that it will build mining infrastructure needed on land in part owned by the Company and in part owned by the local municipality. The municipality officials indicate that they are willing to negotiate the necessary agreements, but there can be no assurance that an agreement that is satisfactory to the Company will be reached.
Title to Our Mineral Properties May be Challenged
Our policy is to seek to confirm the validity of our rights to title to, or contract rights with respect to, each mineral property in which we have a material interest. However, we cannot guarantee that title to our properties will not be challenged. Title insurance generally is not available, and our ability to ensure that we have obtained secure claim to individual mineral properties or mining concessions may be severely constrained. Our mineral properties may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects. In addition, we may be unable to operate our properties as permitted or to enforce our rights with respect to our properties. We annually check the official land records in Mexico City to determine if there are annotations indicating the existence of a legal challenge against the validity of any of our concessions. As of October 2008, there were no such annotations, nor are we aware of any challenges from the government or from third parties.
Our Activities are in Mexico, which is Subject to Political and Economic Instability
We currently conduct exploration activities in Mexico. Although the country is considered economically stable, it has from time to time experienced economic or political instability. We may be materially adversely affected by risks associated with conducting operations in this country, including:
•	political instability and violence;

•	war and civil disturbance;

•	expropriation or nationalization;

•	changing fiscal regimes;

•	fluctuations in currency exchange rates;

•	high rates of inflation;

•	underdeveloped industrial and economic infrastructure; and

•	unenforceability of contractual rights.

Changes in mining or investment policies or shifts in the prevailing political climate in any of the countries in which we conduct exploration and development activities could adversely affect our business. Our operations may be affected in varying degrees by government regulations with respect to, among other things:
•	production restrictions;

•	price controls;

•	export and import controls;

•	income and other taxes;

•	maintenance of claims;

•	environmental legislation;

•	foreign ownership restrictions;

•	labor;

•	welfare benefit policies;

•	land use;

•	land claims of local residents;

•	water use; and

•	mine safety.
We cannot accurately predict the effect of these factors. In addition, legislation in the United States regulating foreign trade, investment and taxation could have a material adverse effect on our financial condition, results of operations and cash flows. In management’s judgment, these risks are very much less than the equivalent risks would be for a project of a similar nature conducted in the United States.
Environmental Controls
Compliance with statutory environmental quality requirements may necessitate significant capital outlays, may materially affect the earning power of the Company, or may cause material changes in the Company’s intended activities. No assurance can be given that environmental standards imposed by either federal or state governments will not be changed or become more stringent, thereby possibly materially adversely affecting the proposed activities of the Company.

In addition, if we are unable to fund fully the cost of remediation of any environmental condition, we may be required to suspend operations or enter into interim compliance measures pending completion of the required remediation.
Availability of Water
Water is essential in all phases of the exploration and development of mineral properties. It is used in such processes as exploration, drilling, leaching, placer mining, dredging, testing, and hydraulic mining. Mining and ore processing requires large volumes of water. Both the lack of available water and the cost of acquisition may make an otherwise viable project economically impossible to complete. Although work completed thus far indicates that an adequate supply of water can probably be developed in the area, a residual risk will remain until all required wells are fully developed and are tested over an extended period of time.
Shortages of Supplies and Materials
The mineral industry has experienced from time to time shortages of certain supplies and materials necessary in the exploration for and evaluation of mineral deposits. The prices at which such supplies and materials are available have also greatly increased. There is a possibility that planned operations may be subject to delays due to such shortages and that further price escalations will increase the Company’s costs of such supplies and materials. Experience of the Company and of others in the industry is that suppliers are currently often unable to meet contractual obligations for supplies, equipment, materials, and services, and that alternate sources of supply do not exist.
Availability of Outside Engineers and Consultants
The Company is heavily dependent upon outside engineers and other professionals to complete work on its feasibility study. The mining industry has experienced significant growth over the last several years and as a result, many engineering and consulting firms have experienced a shortage of qualified engineering personnel. In addition, commodity prices have also increased over the last several years which have increased the number of economically viable projects, which further dilute their ability to work on Company projects. The Company closely monitors its outside consultants through regular meetings and review of resource allocations and project milestones. However, the lack of qualified personnel combined with increased mining projects could result in delays in completing our feasibility study or result in higher costs to keep personnel focused on our project.
Operational Hazards; Uninsured Risks
The mining business is subject to risks and hazards, including environmental hazards, industrial accidents, the encountering of unusual or unexpected geological formations, cave-ins, flooding, earthquakes and periodic interruptions due to inclement or hazardous weather conditions. These occurrences could result in damage to, or destruction of, mineral properties or production facilities, personal injury or death, environmental damage, reduced production and delays in mining, asset write-downs, monetary losses and possible legal liability. The Company may not be insured against all losses or liabilities, which may arise from operations, either because such insurance is unavailable or because the Company has elected not to purchase such insurance due to high premium costs or other reasons. Although the Company maintains insurance in an amount that we consider to be adequate, liabilities might exceed policy limits, in which event we could incur significant costs that could adversely affect our results of operation. The realization of any significant liabilities in connection with our mining activities as described above could negatively affect our results of operations and the price of our common stock.
Capital Requirements and Liquidity; Need for Subsequent Funding
The Company will adjust its expenditures in consideration of its available resources and the tasks to be performed.  Company management, and our board of directors, monitors our overall costs and expenses and, if necessary, adjusts Company programs and planned expenditures in an attempt to ensure we have sufficient operating capital.   We are evaluating our costs and planned expenditures for our on-going project at our Sierra Mojada mining concessions.  The Company believes it can continue to fund its operations on a substantially scaled-back budget into the middle of its 2009 fiscal year. Accordingly, the Company will likely pursue additional financing in the future to allow for continued exploration of the silver mineralization north of the Sierra Mojada fault, to fund some preliminary mine development, and/or to maintain adequate working capital during future periods.  There can be no assurance that additional funding will be available on reasonable terms, if at all.  Equity financing, if available, may result in substantial dilution to existing stockholders.  If the Company cannot obtain needed funds for implementing its mine plan after completion of the feasibility study, it may be forced to curtail or cease its activities
THE LOSS OF CURRENT MANAGEMENT MAY MAKE IT DIFFICULT FOR US TO OPERATE:
Need for Additional Key Personnel; Reliance on Officers and Directors
At the present, the Company employs five full-time and one part-time employee in the United States, and relies on the personal efforts of its officers and directors. The success of the Company’s proposed business will depend, in part, upon the ability to attract and retain qualified employees. The Company believes that it will be able to attract competent employees, but no assurance can be given that the Company will be successful in this regard. If the Company is unable to engage and retain the necessary personnel, its business would be materially and adversely affected.
RISKS RELATING TO OUR COMMON STOCK:
No Dividends Anticipated
At the present time the Company does not anticipate paying dividends, cash or otherwise, on its common stock in the foreseeable future. Future dividends will depend on earnings, if any, of the

Company, its financial requirements and other factors. There can be no assurance that the Company will pay dividends.
Our Stock Price Can Be Extremely Volatile
The trading price of our Common Stock has been and could continue to be subject to wide fluctuations in response to announcements of our business developments and drill results, progress reports on our feasibility study, the metals markets in general, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our Common Stock.
Compliance with Section 404 of the Sarbanes-Oxley Act
Section 404 of the Sarbanes-Oxley Act requires management to assess the Company’s internal controls over financial reporting as of the end of our fiscal year. Current regulations of the Securities and Exchange Commission will require us to include management’s assessment of our internal control over financial reporting in our annual report commencing with the annual report we file with the SEC for our fiscal year ended October 31, 2008.
We have incured significant increased costs in implementing and responding to these requirements. In particular, the rules governing the standards that must be met for management to assess the Company’s internal control over financial reporting under Section 404 are complex, and require significant documentation, testing and possible remediation. In response we have retained additional consultants to help us comply with the requirements of Section 404. In addition, we will incur additional fees from our auditors as they perform the additional services necessary for them to provide their attestation. If we are unable to favorably assess the effectiveness of our internal control over financial reporting when we are required to, we may be required to change our internal control over financial reporting to remediate deficiencies. In addition, investors may lose confidence in the reliability of our financial statements causing our stock price to decline.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the shares under this prospectus for continued exploration on our concessions, general corporate purposes, and working capital. Specific allocations of the proceeds for such purposes have not been made at this time.
PLAN OF DISTRIBUTION
We may sell these shares offered under this prospectus through agents, through underwriters or dealers, or directly to one or more purchasers.

Underwriters, dealers, and agents that participate in the distribution of these shares may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of these shares by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which these securities may be listed.
The distribution of these securities may occur from time to time in one or more transactions at a fixed price or prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Our Bylaws require us to indemnify our officers, directors, employees and agents against certain liabilities incurred by them in those capacities if they acted in good faith and reasonably believed their conduct was in our best interests or not opposed to it.  We are also required to indemnify a person who is or was a director, officer, employee or agent of ours and who was successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses, which include attorneys’ fees, incurred by him or her in connection with the proceeding.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:
NATURE OF EXPENSE AND AMOUNT

SEC Registration fee		$(1)
Legal fees and expenses	15,000	*
Accounting Fees	15,000	*
Miscellaneous	5,000	*

TOTAL	35,000	*

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act.

*	Estimated.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Our Bylaws require us to indemnify our officers, directors, employees and agents against certain liabilities incurred by them in those capacities if they acted in good faith and reasonably believed their conduct was in our best interests or not opposed to it.  We are also required to indemnify a person who is or was a director, officer, employee or agent of ours and who was successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses, which include attorneys’ fees, incurred by him or her in connection with the proceeding.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

5.1	Opinion of Burns Figa & Will, P.C., to be filed by amendment.

23.1	Consent of Hein & Associates, LLP, Independent Registered Public Accounting Firm, filed herewith.

23.2	Consent of Burns Figa & Will, P.C., to be filed by amendment.

24.1	Power of Attorney, included herein on signature page.
ITEM 17. UNDERTAKINGS
(a) The undersigned registrant hereby undertakes:
(1) [Paragraph omitted]
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) [Paragraph omitted]
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) Filings incorporating subsequent Exchange Act documents by reference. Include the following if the registration statement incorporates by reference any Exchange Act document filed subsequent to the effective date of the registration statement:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e) Incorporated annual and quarterly reports. Include the following if the registration statement specifically incorporates by reference in the prospectus all or any part of the annual report to security holders meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act:
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(h) Request for acceleration of effective date or filing of registration statement becoming effective upon filing. Include the following if acceleration is requested of the effective date of the registration statement pursuant to Rule 461 under the Securities Act, if a Form S-3 or Form F-3 will become effective upon filing with the Commission pursuant to Rule 462 (e) or (f) under the Securities Act, or if the registration statement is filed on Form S-8, and:
(1) any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or (2) the underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and (3) the benefits of such indemnification are not waived by such persons:
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(i) Include the following in a registration statement permitted by Rule 430A under the Securities Act of 1933:
The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coeur d’Alene, Idaho on October 16, 2008.

METALLINE MINING COMPANY

By:	/s/ Merlin Bingham Merlin Bingham, President and Chairman of the Board

By:	/s/ Robert J. Devers Robert J. Devers, Chief Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Merlin Bingham and Robert J. Devers, or either of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and Registration Statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

/s/ Merlin Bingham Merlin Bingham	President and Chairman of the Board	October 16, 2008

/s/ Roger Kolvoord Roger Kolvoord	Executive Vice President and Director	October 16, 2008

/s/ Wesley Pomeroy Wesley Pomeroy	Director	October 16, 2008

/s/ Robert Kramer Robert Kramer	Director	October 16, 2008

/s/ Gregory A. Hahn Gregory A. Hahn	Director	October 16, 2008

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Burns Figa & Will, P.C., to be filed by amendment.

23.1	Consent of Hein & Associates, LLP, Independent Registered Public Accounting Firm, filed herewith.

23.2	Consent of Burns Figa & Will, P.C., to be filed by amendment.

24.1	Power of Attorney, included herein on signature page.